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                                                                    Exhibit 99.1
[IPC LOGO}

                                                                    NEWS RELEASE

Contact:                                                   IPC Investor Contact:
-------                                                    ---------------------
Nicole Laudenslager                                            Denise A. Drabick
Austin Lawrence Group                                               IPC New York
203-391-3012                                                        212-825-9060
n.laudenslager@austinlawrence.com                              investors@ipc.com

                 IPC Creates CEO Position; Appoints Lance Boxer

New York, June 20, 2003 - IPC Acquisition Corp., through its wholly owned subsidiary, IPC Information Systems, Inc., announced today the creation of the position of chief executive officer and appointed Lance Boxer, a long-time veteran of the telecommunications industry to the role, effective July 15, 2003. IPC's president Greg Kenepp will take on the additional title of chief operating officer.

Boxer was most recently interim chief executive officer of Universal Access, an innovator in global transport and network optimization services. Boxer also held CEO positions at Sphera Optical Networks, Inc. and XOSoft.

Prior to that Boxer served as president of Lucent's Communications Software Group. Before joining Lucent, Boxer spent 16 years at MCI, his most recent assignment as Chief Information Officer, overseeing global development of MCI's information systems. In 1996, 1997 and 1998 he was recognized as CIO Magazine's "Top 100 CIOs and Industry Leaders."

Kenepp joined IPC in 1995, leading the development and delivery of IPC's revolutionary new voice over Internet Protocol (VoIP)-based trading systems to the global marketplace. Under his leadership, IPC's solutions have become the most widely installed voice trading systems in the world. In December 2001, Kenepp led IPC through the successful leveraged buy-out by Goldman Sachs Capital Partners and has served as IPC's president since then.

Prior to joining IPC, Kenepp spent nearly 15 years in business, marketing, and engineering management at Integrated Network Corporation and AT&T Bell Labs.

"An innovative leader, Boxer brings with him over 25 years of experience in the telecommunications field and the proven ability to grow technology businesses," said Joseph Gleberman, chairman of the Board of Directors of IPC. "Kenepp's technology leadership and long-standing customer relationships have propelled IPC into the forefront of communications technology for the industry and into the undisputed market leadership position," continued Gleberman.

"IPC is transforming itself from an extremely successful hardware business into a world class service provider. Boxer's success in leading large-scale transformations of technology companies is a perfect complement to Kenepp's recognized leadership stature in the financial services industry. Together they form an extraordinary team that will deliver extraordinary results to IPC customers and investors."





        IPC Information Systems, Inc.  88 Pine Street  Wall Street Plaza
            New York, NY 10005  phone 212.825.9060  fax 212.858.6994
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                                                                 Boxer Joins IPC
                                                                 ---------------

Boxer and Kenepp serve on the Board of Directors of IPC, Boxer since February 2002 and Kenepp since December 2001.

About IPC
---------
IPC Acquisition Corp. (Bloomberg: IPCACQ), through its wholly owned subsidiary IPC Information Systems, Inc., is the specialist the global financial community depends on for world class trading floor services. For nearly 30 years, IPC's trading systems have been a mainstay on the desktops of 100,000+ traders worldwide. IPC's extensive portfolio includes Internet Protocol-based solutions like the IQMX(tm) trading desktop, the first trading system to integrate voice and data using Voice over Internet Protocol (VoIP); TraderVision(tm) Desktop Video, which enables traders to view select broadcast content directly at their desktops; the ICMX(tm) Intercom Module, which connects the trading floor with the middle and back offices, eliminating the need for a separate, dedicated network; and the Gains International portfolio of specialized network services for the financial industry.

IPC has offices throughout the Americas, Europe, and the Asia Pacific region. For more information, visit www.ipc.com.

Statements made in this news release that state IPC's or its management's intentions, beliefs, expectations, or predictions for the future constitute " forward looking statements" as defined by federal securities laws, which involve significant risks and uncertainties. Many risks and uncertainties are inherent in the telecommunications equipment industry. Others are more specific to our operations. The occurrence of the events described and the achievement of the expected results depend on many factors, some or all of which are not predictable or within our control. Actual results may differ materially from results discussed in these forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements, are risks associated with substantial indebtedness, leverage and debt service, risks relating to the performance of our business and future operating results, risks of competition in our existing and future markets, loss or retirement of key executives, risks related to the notes and to high yield securities generally, general business and economic conditions, market acceptance issues, including potential technology changes and the risks inherent in new product and service introductions and the entry into new geographic markets, as well as those risk factors described in our filings with the SEC.

(c)2003 IPC Acquisition Corp. All Rights Reserved. IPC, IQMX, and ICMX are trademarks of IPC. All other trademarks are the property of their respective owners.

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